               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        October 15, 1996


                      AMERITECH CORPORATION
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State of other jurisdiction of incorporation)


      1-8612                                         36-3251481
Commission File Number                           IRS Employer ID No.

         30 South Wacker Drive, Chicago, Illinois 60606
            (Address of principal executive offices)

Registrant's telephone number, including area code: (312)750-5000

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Item 7. Financial Statements and Exhibits.

     Ameritech extended its record of double-digit growth in the third quarter of 1996, reporting double-digit increases in revenues, earnings and earnings per share, excluding one-time gains in 1995.

     Third quarter earnings increased 11.9% to $519 million, up from $464 million in the third quarter of 1995, before one-time gains in 1995. The results marked Ameritech's 12th consecutive quarter of double-digit earnings growth before one-time items. Earnings per share grew 11.9% to 94 cents per share, up from 84 cents a year earlier, before one-time gains. International investments drove more than one-third of Ameritech's earnings growth in the third quarter of 1996, led by investments in Belgacom of Belgium, Matav of Hungary and Telecom New Zealand.

     Third quarter revenues rose 10.1% to $3.7 billion, up from $3.4 billion in the third quarter of 1995. compared with the year-ago quarter, the core communications business generated solid growth as:

     Access lines increased to 3.7% or 706,000 to 19.6 million lines

     Cellular customers increased 37% or 619,000 to 2.3 million customers

     Paging customers increased 45% or 325,000 to 1.05 million customers

     Network minutes of use increased 7.5%

     Reported net income for the third quarter of 1996 was $519 million, up from $512 million in the year-earlier quarter. Reported earnings per share were 94 cents, up from 92 cents. In the third quarter of 1995, Ameritech recorded a $10 million pretax gain ($7 million after-tax or 1 cent per share) related to net settlement gains associated with lump-sum pension payments from the pension plan to former employees, plus a $66 million pretax gain ($41 million after-tax or 7 cents per share) resulting from the exchange of minority interests in certain cellular partnerships.

     For the first nine months of 1996, Ameritech revenues grew 11.5% to $11.0 billion, up from $9.9 billion in the first nine months of 1995. Income before one-time items rose 12.8% to $1.6 billion, up from $1.4 billion in the first nine months of 1995. Earnings per share for the first nine months of 1996 totaled $2.83 before one-time items, an increase of 12.8% from $2.51 a year earlier. In 1995, Ameritech recorded a $266 million pretax gain ($167 million after-tax or 30 cents per share) related to net settlement gains associated with lump-sum pension payments from the pension plan to former employees, plus a $66 million pretax gain ($41 million after-tax or 7 cents a share) from the exchange of minority interests in certain cellular partnerships.

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               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             (Dollars in millions, except per share amounts)

                                   Three Months Ended
                                      September 30
                                                            %
                                  1996 (1)    1995 (1)    Change
                                (Unaudited) (Unaudited)

Revenues                            $3,722     $3,381     10.1%
Operating expenses (2)               2,849      2,578     10.5%
Operating income                       873        803      8.7%
Other income, net (2)                   74        112    (33.9)%
Interest expense                       130        119      9.2%
Income before income taxes             817        796      2.6%
Income taxes                           298        284      4.9%
Net income                          $  519     $  512      1.4%

Average common shares
   Outstanding  (000)              549,830    554,513    (0.8)%

Earnings per common share (1)        $0.94      $0.92      2.2%

Dividends declared per
   common share                      $0.53      $0.50      6.0%

(1) Income before one-time items rose 11.9 percent to $519 million from $464 million in the third quarter of 1995. Earnings per share before one-time items grew 11.9 percent to $0.94 per share, up from $0.84 per share in the third quarter of 1995. See note (2) for details of the one-time items reflected in 1995.

(2) 1995 results include a $10 million pretax gain ($7 million after-tax or $0.01 per share) related to net settlement gains associated with lump-sum pension payments from the pension plan to former employees. 1995 results also include a $66 million pretax gain ($41 million after-tax or $0.07 per share) resulting from the exchange of minority interests in certain cellular partnerships.

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                  CONSOLIDATED STATEMENTS OF INCOME
           (Dollars in millions, except per share amounts)


                                   Nine Months Ended
                                      September 30
                                                             %
                                  1996 (1)    1995 (1)     Change
                                (Unaudited) (Unaudited)
Revenues                           $11,033     $9,896      11.5%
Operating expenses (2)               8,392      7,245      15.8%
Operating income                     2,641      2,651      (0.4)%
Other income, net (2)                  198        181       9.4%
Interest expense                       382        356       7.3%
Income before income taxes           2,457      2,476      (0.8)%
Income taxes                           893        881       1.4%
Net income                         $ 1,564     $1,595      (1.9)%

Earnings per common share (1)        $2.83      $2.88      (1.7)%

Average common shares
   outstanding  (000)              552,575    553,509      (0.2)%
Dividends declared per
   common share                      $1.59      $1.50        6.0%

(1) Income before one-time items rose 12.8 percent to $1,564 million from $1,387 million in the first nine months of 1995. Earnings per share before one-time items grew 12.8 percent to $2.83 per share, up from $2.51 per share in the first nine months of 1995. See note (2) for details of the one-time items reflected in 1995.

(2) 1995 results include a $266 million pretax gain ($167 million after-tax or $0.30 per share) related to net settlement gains associated with lump-sum pension payments from the pension plan to former employees. 1995 results also include a $66 million pretax gain ($41 million after-tax or $0.07 per share) resulting from the exchange of minority interests in certain cellular partnerships.

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                    CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Dollars in millions)



                                                         Change
                                                          from
                                  Sept. 30    Dec. 31   Dec. 31
                                    1996        1995      1995
ASSETS                           (Unaudited)

Current assets                     $ 3,903    $ 3,452    $ 451
Property, plant and equipment       13,273     13,457     (184)
Investments,
   primarily international           2,362      1,497      865
Other assets and
   deferred charges                  3,896      3,536      360
Total assets                       $23,434    $21,942   $1,492


LIABILITIES AND SHAREOWNERS' EQUITY

Debt maturing within one year      $ 3,650    $ 2,138   $1,512
Other current liabilities            3,395      3,623     (228)
Long-term debt                       4,309      4,513     (204)
Deferred credits and
   other long-term liabilities       4,658      4,653        5
Shareowners' equity                  7,422      7,015      407
Total liabilities and
   shareowners' equity             $23,434    $21,942   $1,492


                SELECTED FINANCIAL AND OPERATING DATA
                             (Unaudited)
                        (Dollars in millions)


                                   Sept. 30   Sept. 30        %
                                     1996       1995       Change

Debt ratio                            51.7%      47.7%      8.4%
Customer lines (000's)              19,552     18,846       3.7%
Employees                           65,790     62,252       5.7%
Telephone company employees         50,712     50,991      (0.5)%
Customer lines per telephone
   company employee                    386        370       4.3%

Return on average
   equity - annualized    Qtr.        27.8%     29.5%      (5.8)%
                          YTD         28.2%     31.7%     (11.0)%
Return on average total
   capital - annualized   Qtr.        16.5%     18.4%     (10.3)%
                          YTD         16.9%     19.4%     (12.9)%

Construction activity     Qtr.        $657       $564       16.5%
                          YTD       $1,679     $1,369       22.6%

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     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 15, 1996
                                     AMERITECH CORPORATION

                                     By /s/ Bruce B. Howat
                                     Bruce B. Howat
                                     Secretary